                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Commission

        Date of Report (Date of earliest event reported): May 1, 1998


                               HADCO CORPORATION
             (Exact name of Registrant as specified in its charter)


                    12A MANOR PARKWAY, SALEM, NEW HAMPSHIRE
                    (Address of principal executive offices)

                                     03079
                                   (Zip Code)

                                 (603) 898-8000
               Registrant's telephone number, including area code


       MASSACHUSETTS                 033-95284                 04-2393279
State or other jurisdiction         (Commission              (IRS Employer
      of Incorporation              File Number)            Identification)

ITEM 5. OTHER EVENTS.

    On May 1, 1998, Hadco Corporation (the "Company") issued a press release, a copy of which is attached as Exhibit 99 to this Current Report on Form 8-K.

    On March 27, 1998, the Company received a written notice from legal counsel for the Lemelson Medical, Education & Research Foundation Limited Partnership (the "Lemelson Partnership"), alleging that the Company is infringing certain patents held by the Lemelson Partnership and offering to license such patents to the Company. The ultimate outcome of this matter is not currently determinable, and there can be no assurance that the outcome of this matter will not have a material adverse effect upon the Company's business, financial condition and results of operations. Litigation with respect to patents and other intellectual property matters can result in substantial damages, require the cessation of the manufacture, use and sale of infringing products and the use of certain processes, or require the infringing party to obtain a license to the relevant intellectual property.

    On January 12, 1998, Hadco Santa Clara, Inc. (formerly Zycon Corporation) received notice of the filing of a lawsuit, before the Superior Court (County of Santa Clara, California), against it by Jackie Riley, Keith Riley and Richard Riley for damages (including punitive damages) for alleged injuries suffered, including Richard Riley's cancer, as a result of the alleged emission at a Zycon Corporation facility of effluent from allegedly toxic and hazardous chemical substances. Because this matter is at an early stage, the Company believes it cannot assess the potential range of damages that might be awarded should the plaintiffs prevail.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

    (C) Exhibits

        99.  Press Release, dated May 1, 1998

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        HADCO CORPORATION

May 1, 1998                          By: /s/ Timothy P. Losik
                                        --------------------------------------
                                        Timothy P. Losik
                                        Chief Financial Officer

                                 EXHIBIT INDEX

Exhibit No.                           Exhibit
-----------                           -------
    99                Press Release, dated May 1, 1998